UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): March 10, 2006
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 10, 2006, Chico’s FAS, Inc. (the “Company”) and James P. Frain entered into a revised Employment Transition, Resignation and Release Agreement (the “Revised Transition Agreement”), which modifies and replaces, but is consistent in large measure with, the Employment Transition, Resignation and Release Agreement between the Company and Mr. Frain dated as of August 1, 2005. The Revised Transition Agreement provides that, among other things and subject to the terms set forth therein, (i) Mr. Frain has resigned his position as Executive Vice President and Chief Marketing Officer effective March 11, 2006, (ii) from March 11, 2006 through and including February 28, 2007, Mr. Frain will be available to be employed by the Company as a non-officer consulting employee and shall handle marketing projects as assigned to him by the Company’s Chief Executive Officer or the Company’s Chief Operating Officer, and, in consideration for performing such services, will receive a monthly salary of $15,000 and certain continuing fringe benefits.
     The foregoing description of the Revised Transition Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Revised Transition Agreement is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit 10.1	Employment Transition, Resignation, And Release Agreement between the Company and James P. Frain dated March 10, 2006

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: March 15, 2006	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance and Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Employment Transition, Resignation, And Release Agreement between the Company and James P. Frain dated March 10, 2006